UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2025

ENZO BIOCHEM, INC.

(Exact name of registrant as specified in its charter)

New York	001-09974	13-2866202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Executive Blvd.

Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (631) 755-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENZB	OTC Markets OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 19, 2025, Enzo Biochem, Inc., a New York corporation (the “Company”), held a special meeting of shareholders (the “Special Meeting”). As of July 15, 2025, the record date for the Special Meeting (the “Record Date”), 52,352,764 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), were outstanding and entitled to vote at the Special Meeting. A summary of the matters voted upon by the Company’s shareholders at the Special Meeting is set forth below.

A total of 34,336,390 shares of Common Stock were present at the Special Meeting in person, by virtual attendance, or by proxy, which represents approximately 65.58% of the shares of Common Stock outstanding as of the Record Date.

Proposal 1. The Merger Proposal.

The Company’s shareholders approved the adoption of the Agreement and Plan of Merger (as it may be amended from time to time), dated June 23, 2025 (the “Merger Agreement”), by and among the Company, Bethpage Parent, Inc., a Delaware corporation (“Parent”), and Bethpage Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), and the Merger and the transactions contemplated by the Merger Agreement (the “Merger Proposal”). The final voting results are as follows:

Votes For	Votes Against	Abstentions
29,964,566	4,306,757	65,067

Proposal 2. The Adjournment Proposal.

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”). Because the Merger Proposal was approved at the Special Meeting, the Adjournment Proposal was not necessary or appropriate and was not presented at the Special Meeting.

Subject to satisfaction or waiver of the other closing conditions specified in the Merger Agreement, the Company and Parent expect the closing of the Merger to occur on or about August 20, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

	By:	/s/ Patricia Eckert
	Name:	Patricia Eckert
	Title:	Chief Financial Officer

Date: August 19, 2025

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